UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        HECTOR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

          Minnesota                                            41-1666660
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                              211 South Main Street
                             Hector, Minnesota 55342
                                 (320) 848-6611
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                Curtis A. Sampson
                      Chairman and Chief Executive Officer
                        Hector Communications Corporation
                              211 South Main Street
                             Hector, Minnesota 55342
                                 (320) 848-6611
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            Richard A. Primuth, Esq.
                            Kristin L. Johnson, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 371-3211

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ___

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed     Proposed
                                         Maximum      Maximum
 Title of Each Class of                 Offering     Aggregate       Amount of
  Securities to be         Amount to be   Price      Offering       Registration
   Registered               Registered   Per Unit      Price            Fee
--------------------------------------------------------------------------------
Common Stock,$.01 par value  171,425    $ 9.25(1)  $1,585,682(1)       $468
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee and based on the closing price of the Company's Common Stock on the Nasdaq National Market on February 4, 1998 pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

================================================================================
                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1998

PROSPECTUS
                        HECTOR COMMUNICATIONS CORPORATION

                                171,425 Shares of
                                  Common Stock

         This Prospectus relates to the sale of up to 171,425 shares (the "Shares") of Common Stock of Hector Communications Corporation (the "Company") which may be offered from time to time by the shareholder named herein (the "Selling Shareholder"). The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder. See "Use of Proceeds."

         The Company will bear all expenses of the offering hereunder, excluding the underwriting discounts and commissions incurred in connection with the sale of the Shares by the Selling Shareholder. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "HCCO." The last reported sale price of the Company's Common Stock on February 3, 1998 was $ 9.25 per share, as reported by Nasdaq.

         THIS  OFFERING  INVOLVES  INVESTMENT  RISK.  SEE  "RISK  FACTORS".

         The Selling Shareholder has advised the Company that it intends to sell the Shares from time to time in transactions on the Nasdaq National Market at prices prevailing at the time of the sale or otherwise as set forth below. The Selling Shareholder has also advised the Company that, as of the date hereof, it has made no arrangement with any brokerage firm for the sale of the Shares. See "Plan of Distribution."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is______________, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information can be inspected and copied at the public facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., and the Commission's regional offices located at 7 World Trade Center, 14th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web Site (http://www.sec.gov).

         The Company has filed with the Commission a registration statement under the Securities Act of 1933 with respect to the shares offered hereby. This Prospectus does not contain all information set forth in such registration statement. For further information with respect to the Company and the shares offered hereby, reference is made to such registration statement, including the exhibits and financial schedules filed as part thereof. Such information may be inspected at the Chicago regional office of the Commission at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at the public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission at prescribed prices.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Proxy Statement dated April 15, 1997 for the 1997 Annual Meeting of Shareholders on May 22, 1997; and (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall also be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded hereby to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents.) Requests for such copies should be directed to Assistant Secretary, Hector Communications Corporation, 211 South Main Street, Hector, Minnesota 55342, telephone number (320) 848-6611.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and in documents incorporated herein by reference.

                                   The Company

            Hector Communications Corporation ("HCC" or "Company") is a diversified telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, is principally engaged in providing local telephone service. At September 30, 1997, the Company's wholly and majority owned telephone subsidiaries (generally referred to as "local exchange carriers" or "LECs") served approximately 32,000 access lines and provided telephone service to 34 rural communities in Minnesota, Wisconsin, South Dakota and Iowa. In addition, through its cable television subsidiaries and one LEC subsidiary, the Company provided cable television services to approximately 8,300 subscribers in Minnesota, South Dakota and Wisconsin. The Company is also an investor in partnerships and corporations providing wireless telephone (cellular and PCS) and other telecommunications related services.

       Since becoming a publicly-held company in 1990, HCC has owned and operated five wholly-owned local exchange company subsidiaries which served 6,700 access lines at September 30, 1997. On April 25, 1996, HCC, through its 68% owned subsidiary, Alliance Telecommunications Corporation ("Alliance"), acquired Ollig Utilities Company ("Ollig"), a privately owned telecommunications holding company. At September 30, 1997, Ollig subsidiaries served approximately 25,200 access lines and 3,500 cable television subscribers in Minnesota, Iowa, North Dakota and South Dakota. In addition to the Company's 68% ownership position, the remaining interests in Alliance are owned by Golden West Telecommunications Cooperative, Inc. of Wall, South Dakota, and Split Rock Telecom Cooperative, Inc. of Garretson, South Dakota.

      The Company's principal executive offices are located at 211 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6611.

                                  The Offering

      The Shares being offered by the Selling Shareholder consist of 171,425 shares of Common Stock. The Shares offered hereunder were issued by the Company on December 31, 1997 pursuant to a Stock Purchase Agreement dated December 22, 1997 between the Company and the Selling Shareholder (the "Agreement").

Common Stock offered by Selling Shareholder... ................          171,425
Common Stock outstanding after offering (1)....................        2,079,364
Nasdaq National Market Symbol..................................             HCCO

(1) Excludes shares of Common Stock issuable upon exercise of outstanding warrants and stock options.

                                 Use of Proceeds

The Company will not receive any proceeds from the sale of the Common Stock. See "Use of Proceeds."
                                  Risk Factors

This offering involves substantial investment risk. See "Risk Factors."

                                  RISK FACTORS

         Investors should carefully consider the following matters in connection with an investment in the Shares in addition to the other information contained or incorporated by reference in the Prospectus. Information contained in or incorporated by reference into this Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

Business Strategy Risk

         The Company's business strategy is to expand its existing operations through internal growth and acquisitions, particularly the acquisition of additional rural telephone exchanges, and to explore other communications business opportunities, including the acquisition of cable television properties. Future growth in existing telephone and cable operations is expected to come from providing service to new or presently unserved homes and businesses, from upgrading existing customers to higher grades of service and from providing new services made possible by improvements in technology.

         The Company continually assesses acquisition opportunities. Competition to acquire attractive telephone or cable television properties is intense. Further, acquisitions of rural telephone exchanges are subject to the approval of regulatory agencies in some states and, in some cases, to federal waivers that may affect the form of regulation or amount of interstate cost recovery of acquired telephone exchanges. While management will aggressively pursue acquisitions of telephone exchanges, there can be no assurance that the Company will be able to negotiate acquisitions on acceptable terms or that regulatory approvals, where required, will be received.

Need for Additional Financing

         The Company's business strategy requires that its local exchange carrier subsidiaries borrow funds to finance the principal portion of the purchase price of any rural exchanges for which the Company is the successful bidder. While to date the Company has obtained financing on terms it considers reasonable, there can be no assurance that the Company will be able to obtain all additional financing that may be required in the future in order to finance the purchase of the various properties for which it is a successful bidder or that such financing, if available, will be on terms satisfactory to the Company.

Limitations on Revenues Imposed by Regulatory Authorities

         The Company's LEC subsidiaries are subject to significant regulation by Minnesota and Wisconsin regulatory agencies, as well as the Federal Communications Commission ("FCC"). Such regulation has the effect of limiting the amount the Company may charge for local service and directly bears on the Company's revenues received from access charges paid by interexchange carriers ("IXCs") for intrastate and interstate exchange services provided to such IXCs so as to enable them to provide long distance telephone services to end users in the local exchange network. Such regulation also has enabled the Company's LECs to receive subsidies via interstate and intrastate support mechanisms related to the high cost of providing telephone service to rural areas. This regulation of telecommunications is currently undergoing reexamination and modification. No assurance can be given that this process may not result in a reduction in the rates the Company is authorized to charge or a reduction in revenues the Company otherwise receives.

Competition

      In February 1996, the Telecommunications Act of 1996 was enacted. The new law represents the biggest change in the rules governing local service since Congress imposed federal regulation and established the FCC in 1934. Under its provisions, the monopoly on local service enjoyed by LECs was eliminated and LECs must allow competitors access to the local network facilities. The Company does not know to what extent it will be subject to local competition in the markets it serves under the new rules. The final results of the changes made by the new law will not be known for some time until new rule making by the FCC and state regulatory agencies is complete. The Company is monitoring developments regarding the new regulatory climate closely, and expects its operations will be materially affected by the new rules, but cannot predict what effect the new rules will have on its business.

       The Company is presently the only provider of local telephone service in the areas it serves. Technological developments in competing technologies such as cellular telephone, digital microwave, coaxial cable, fiber optics and other wireless and wired technologies may result in new forms of competition to the Company's landline services. The Company and many other members of the local exchange carrier industry are seeking to maintain a strong, universally affordable public telecommunications network through policies and programs that are sensitive to the needs of small communities and rural areas served by the Company's telephone subsidiaries.

       All of the Company's cable television franchises are non-exclusive and the Company competes with a municipally owned cable system in one community it serves. In addition to competition from off-air television, other technologies also supply services provided by cable television. These include low power television stations, multi-point distribution systems, over-the-air subscription television and direct broadcast satellite ("DBS"). The Company believes that cable television presently offers a wider variety of programming at lower cost than any competing technology. However, the Company is unable to predict the effect current or developing sources of competition may have on its business.

Investment in Wireless Telephone Operations

         At September 30, 1997, the Company was an investor in four ventures which provide cellular telephone service in Minnesota, North Dakota and South Dakota. In addition, at September 30, 1997, the Company was an investor in a venture which will provide PCS service in thirteen different markets. The licensing (including renewal of licenses), construction, operation, sale, interconnection arrangements and acquisition of cellular systems are regulated by the FCC and various state public utility commissions. Changes in the regulation of wireless telephone operators or their activities and competition from other wireless service providers could have a material adverse effect on the Company's investment in wireless telephone operations.

Effects of Inflation

         In connection with its acquisition of Ollig Utilities Company ("Ollig") through Alliance Telecommunications Corporation ("Alliance"), Alliance incurred debt of $55,250,000, of which approximately $13,000,000 of the Company's acquisition loan for the purchase of Ollig is on a floating interest rate based on St. Paul Bank's cost of money. Should inflation rates significantly exceed the Company's expectations it could increase interest rates and the Company's debt service expenses beyond acceptable limits or make St. Paul Bank unwilling to continue extending credit to the Company.

Reliance on Key Personnel; Shared Management

         The Company relies upon certain key management employees, including its Chief Executive Officer, Curtis A. Sampson, and the loss of any of such individuals could adversely affect the Company. The Company does not maintain key person life insurance on any member of the Company's management. The Company believes that its future success will depend on its ability to retain key members of management and to attract experienced management in the future. There can be no assurance that it will be able to do so. See "Management." Certain members of the Company's management, including the Company's Chief Executive Officer, Curtis A. Sampson, devote only a portion of their working time to the affairs of the Company. While the Company believes that this has not materially adversely affected the Company to date, no assurance can be given that this will not have an adverse impact on management of the Company in the future.

Anti-takeover Provisions

         The Board of Directors is authorized to issue up to 3,000,000 shares of authorized but undesignated Preferred Stock and to fix the powers, preferences, rights and restrictions, including voting rights, of those shares without any further vote or action by the Company's shareholders. The persons acquiring Preferred Stock could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. In addition, the Company is authorized to issue 10,000,000 shares of common stock, of which 2,079,364 shares are outstanding and approximately 2,000,000 shares are reserved for issuance upon exercise of options and warrants and upon conversion of debentures, and approximately 6,000,000 shares remain available for issuance. The Company's Articles of Incorporation also require the approval of any "business combination" by holders of at least 75% of the voting power generally entitled to vote in the election of directors. Furthermore, the staggered three-year terms of the Board of Directors of the Company have the effect of lengthening the time necessary to change the composition of the Board. Finally, the Company is subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in "control share acquisitions" and restrict certain "business combinations." Accordingly, provisions of the Company's Articles of Incorporation and the Minnesota Business Corporation Act, as well as the ability of the Company to issue undesignated Preferred Stock and additional shares of common stock, could operate or could be utilized to deter or delay a takeover or other change in control of the Company.

Absence of Dividends

       HCC has not paid cash dividends on its common stock or preferred stock since it began operating as a public company in 1990, nor does HCC have any obligations to pay dividends on its preferred stock. At the present time, HCC intends to retain earnings to finance the expansion of its business, and does not anticipate any cash dividends will be paid in the foreseeable future. The financing agreements between HCC's subsidiaries and their lenders restrict their ability to pay dividends to HCC, thereby limiting HCC's ability to pay dividends to its shareholders.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from sales of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholder as of January 1, 1998.

                                               Number of
                                                Shares                   Maximum Number of      Shares to be
                   Name                      Beneficially              Shares to be Sold (1)    Beneficially
                   ----                                                ------------------
                                             Owned Prior                                        Owned After
                                              to Offering                                      the Offering(1)
                                                                                               ---------------- -----------------
                                                Number       Percent                               Number           Percent
                                             -------------- ---------- ----------------------- ---------------- -----------------
GOLDEN WEST CABLEVISION, INC.  (2)              171,425        8.2            171,425                -0-               *
P.O. Box 411
Wall, SD  57790
-------------------------------------------- -------------- ---------- ----------------------- ---------------- -----------------

(1)      Assumes the sale of all Shares offered hereunder.
(2) Golden West Cablevision, Inc. is a wholly-owned subsidiary of Golden West Telecommunications Cooperative, Inc. which is also a 20 percent owner of Allliance Telecommunications Corporation which is 68 percent owned by the Company.
*        Indicates less than one percent.

                              PLAN OF DISTRIBUTION

         The Company has been advised that the Selling Shareholder may sell Shares from time to time in one or more transactions (which may include block transactions) on the Nasdaq National Market at market prices prevailing at the time of the sale or at prices otherwise negotiated.

         The Shares may, without limitation, be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         The Company has been advised that, as of the date hereof, the Selling Shareholder has made no arrangement with any broker for the sale of the Shares. Underwriters, brokers or dealers may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Shareholder or purchasers of such securities. Such underwriters, brokers or dealers may also purchase Shares and resell such Shares for their own account in the manner described above. The Selling Shareholder and such underwriters, brokers or dealers may be considered "underwriters" as that term is defined by the Securities Act of 1933, although the Selling Shareholder disclaims such status. Any commissions, discounts or profits received by such underwriters, brokers or dealers in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                            DESCRIPTION OF SECURITIES

         Common Stock. The Company has one class of Capital Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), Common Stock, $.01 par value. The Company is authorized to issue up to 10,000,000 shares of Common Stock. No share of Common Stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of capital assets, whether voluntary or involuntary, holders are entitled to receive pro rata the assets remaining after creditors have been paid in full. Holders of Common Stock have no preemptive rights. The outstanding shares are, and the Common Stock offered hereby upon payment therefore will be, fully paid and nonassessable.

         Cumulative Voting. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

         Dividend Policy. The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

         Preferred Stock. The Company has a total of 378,100 shares of Convertible Series A Preferred Stock (the "Series A") issued out of a total of 3,000,000 shares of undesignated Preferred Stock, $1.00 par value per share, authorized. The holders of Preferred Stock have no voting rights, except that the Company may not alter or amend the rights or preferences of the Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Preferred Stock. The Preferred Stock is not entitled to receive any distribution or dividend separately from common stock. Each share is entitled to share ratably in any and all distributions and dividends, including distributions and dividends upon liquidation or dissolution of the Company, as if each share of Preferred Stock had been converted to common stock immediately prior to such distribution or dividend.

         Debentures. The Company has $12,650,000 in convertible subordinated debentures (the "Debentures") which it sold in a public offering completed in February 1995. The Debentures carry an interest rate of 8.5% and mature February 15, 2002. The Debentures are convertible into the Company's Common Stock at a rate of 112.5 common shares per $1,000 par value debenture. The Debentures are callable under certain circumstances and include restrictions on payment of dividends to the Company's shareholders.

                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota, of which Richard A. Primuth, Secretary of the Company, is a partner.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference from the Company's 1996 Annual Report on Form 10-K have been audited by Olsen Thielen & Co., Ltd, independent auditors, as of and for the years ended December 31, 1996 and 1995, as stated in its reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

 SEC registration fee  . . . . . . . . . . . . . . . . .      $     468
 Accounting fees and expenses  . . . . . . . . . . . . .          2,000
 Legal fees and expenses . . . . . . . . . . . . . . . .          6,000
 Miscellaneous . . . . . . . . . . . . . . . . . . . . .          1,532
      Total  . . . . . . . . . . . . . . . . . . . . . .      $  10,000

  Except for the SEC fee, all of the foregoing expenses have been estimated.

Item 15.  Indemnification of Directors and Officers

         The Company Bylaws provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

         The Company's Bylaws also authorize the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in the Bylaws pursuant to, and to the extent described in, an agreement between the Company and such person, or as otherwise determined by the Board of Directors in its discretion.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify the person against judgments, penalties, fines including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 16.  Exhibits

Exhibit No.     Description

5.1   Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the Company
23.1  Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
23.2  Consent of Olsen Thielen & Co., Ltd., independent auditors
24.1  Power of Attorney

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Item 17.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information with respect to the plan of  distribution  not  previously  disclosed  in the  registration
         statement  or  any  material   change  to  such   information   in  the
         registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hector, State of Minnesota, on February 6, 1998.

                                            HECTOR COMMUNICATIONS CORPORATION

                                            By /s/ Curtis A. Sampson
                                              Curtis A. Sampson, Chairman and
                                              Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

         The undersigned officers and directors of Hector Communications Corporation hereby constitute and appoint Curtis A. Sampson and Paul N. Hanson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on February 6, 1998 and in the capacities indicated.



Signature                                   Title


/s/ Curtis A. Sampson                       Chairman of the Board of Directors,
Curtis A. Sampson                           Chief Executive Officer and Director


/s/ Steven H. Sjogren                       President, Chief Operating Officer,
Steven H. Sjogren                           and Director


/s/ Paul N. Hanson                          Vice President, Treasurer
Paul N. Hanson                              and Director

 /s/ Charles A. Braun                       Chief Financial Officer and
Charles A. Braun                            Principal Accounting Officer


 /s/ Charles R. Dickman                     Director
Charles R. Dickman


 /s/ James O. Ericson                       Director
James O. Ericson


/s/ Paul A. Hoff                            Director
Paul A. Hoff


/s/ Wayne E. Sampson                        Director
Wayne E. Sampson


/s/ Edward E. Strickland                    Director
Edward E. Strickland

                                                                     EXHIBIT 5.1




February 6, 1998


Hector Communications Corporation
211 South Main
Hector, Minnesota 55342

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 to be filed by Hector Communications Corporation (the "Company") with the Securities and Exchange Commission on February 10, 1998 relating to an offering of up to 171,425 shares of Common Stock, par value $.01 per share, to be offered by the Selling Shareholder, please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1.       The  Company  has  been  duly   incorporated  and  is  validly
                  existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The shares of Common Stock being offered by the Selling Shareholder have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.

                                                                    EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Hector Communications Corporation on Form S-3 relating to the sale of 171,425 shares of common stock of our report dated February 20, 1997 on the 1996 financial statements, appearing in the Annual Report on Form 10-K of Hector Communications Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Olsen Thielen & Co., Ltd.
Olsen Thielen & Co., Ltd.
February 9, 1998
St. Paul, Minnesota

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